Investor Update 2nd Quarter 2025 JUNE 2025 Exhibit 99.1

Forward-Looking Statements and Non-GAAP Financial Measures This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest- bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust- related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi- 2 year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation.

3

Focused on Four Priorities 4 Build our New England and Long Island Markets Optimize our Resources through Simplification Make our Systems and Processes Resilient and Scalable Continue to Develop and Scale our Capability to Manage Risk We continue our mission to simplify M&T and make investments that will improve the experience of our customers and colleagues — and help us maintain our differentiated community bank approach

5 Key Awards and Accolades

Through the Cycle Profitability Advantage…

Net Operating ROTA(1)



1.31%
+30 bps
1.01%
1.34%
+18 bps
1.15%
1.28%
+18 bps
1.10%
20-Years
2005-2024
10-Years
2015-2024
5-Years
2020-2024
MTB
Peer Median

Key Points

Better than Peer PPNR Generation & Credit Losses

- Aided by NIM, efficiency and credit loss outperformance

Consistent Profitability Advantage

- Over the past 5-, 10-, and 20-years, M&T maintained an **18 to 30 basis point ROTA advantage** compared to the peer median

Results in Normalized ROTCE Advantage

- Equates to a **~2.4% to ~3.9% normalized ROTCE advantage** compared to peers assuming normalized capital levels

ROTA Considered in Long-Term Incentives

- Recent Performance Vested Stock Units grants include a 1.25% absolute ROTA threshold

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

M&T Bank Corporation | 6

10.6% 10.1% 12.1% 4.4% 7.4% 6.8% MTB Peer Median 20-Years YE04-YE24 10-Years YE14-YE24 5-Years YE19-YE24 $1.60 $5.35 2004 2009 2014 2019 2024 $– $1 $2 $3 $4 $5 $6 $23.62 $109.36 2004 2009 2014 2019 2024 $– $20 $40 $60 $80 $100 $120 …Combined with Consistent Growth Dividend Per Share Tangible Book Value Per Share MTB: 6.2% CAGR Peer Median: 0.9%CAGR MTB: 8.0% CAGR Peer Median: 1.7% CAGR CAGR – TBVPS Growth plus Dividends Consistently Delivering Value and Growth • Consistent dividend and TBVPS growth compared to peers • Results in higher than peer CAGR for TBVPS growth plus dividends over 5-, 10-, and 20-years Key Points 7

2020 2021 2022 2023 2024 1Q25 Superior Pre-Credit Earnings Net Interest Margin 3.16% 2.76% 3.39% 3.83% 3.58% 3.66 % Efficiency Ratio (1) 56.3% 59.0% 56.6% 54.9% 56.9% 60.5 % PPNR ($, Millions) (1) $2,579 $2,445 $3,471 $4,232 $3,979 $891 PPNR to RWA (1) 2.4% 2.3% 2.7% 2.8% 2.6% 2.3 % Strong Credit Metrics Allowance to Loans (As At) 1.76% 1.58% 1.46% 1.59% 1.61% 1.63 % Net Charge-Offs to Loans 0.26% 0.20% 0.13% 0.33% 0.41% 0.34 % Focused on Returns Net Operating Return on: Tangible Assets (1) 1.04% 1.28% 1.35% 1.42% 1.30% 1.21 % Tangible Common Equity (1) 12.79% 16.80% 16.70% 17.60% 14.54% 12.53 % Consistent Capital Generation (As At) Tangible Common Equity to Tangible Assets 7.49% 7.68% 7.63% 8.20% 9.07% 8.95 % Common Equity Tier 1 Ratio 10.00% 11.42% 10.44% 10.98% 11.68% 11.50 % Tier 1 Capital Ratio 11.17% 13.11% 11.79% 12.29% 13.21% 13.04 % Balance Sheet (As At) Loans to Deposits 82.25% 70.63% 80.46% 82.11% 84.16% 81.36 % Securities to Assets 4.94% 4.61% 12.56% 12.91% 16.36% 16.71 % Key Ratios 8 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

Solid Performance in Key Metrics against Peers 9 ROTA(1) 1Q25 Net Interest Margin 1Q25 Efficiency Ratio(1) 1Q25 PPNR / RWA(1) 1Q25 NCO / Loans 1Q25 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Source: S&P Global Market Intelligence and company filings 1.21% Peer 1 MTB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 3.66%MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 60.5% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 MTB Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 2.3% Peer 1 Peer 2 MTB Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 0.34% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 MTB Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11

Areas of Focus 10

2Q 2025 Trends Sequentially higher NII and NIM Sequentially lower expenses, mostly driven by lower seasonal compensation Continued strength and sequential growth in fee income Capital and asset quality trending expectations • Sequential decline primarily driven by lower seasonal compensation expense • Modest increase in average loans from 1Q25, growth in consumer portfolios offset by lower CRE balance • Increase in average deposits from 1Q25, driven by higher customer deposits • One additional day in the quarter • Quarterly strength across trust income, service charges, residential and commercial mortgage banking and other noninterest income • Residential mortgage servicing fee income growth aided by full quarter impact of additional sub-servicing brought on in February • Executing 2Q repurchases to manage toward 11% CET1 in 2025 • Flexibility in share repurchases depending on loan growth • Net charge-offs expected to be lumpy (+/-) quarter-to-quarter, but full year expectations of ~40 bps • Expect continued improvement in criticized 11

2025 Outlook

		2025 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	$7.05 billion to $7.15 billion	• NIM in the mid to high 3.60s
Income Statement	**Fee Income**	$2.5 billion to $2.6 billion	• Trending toward high end of the range • Continued strength in trust and mortgage
Income Statement	**GAAP Expense** ***Includes intangible amortization***	$5.4 billion to $5.5 billion	• Continued focus on managing expense, while investing in enterprise priorities
Income Statement	**Net Charge-Offs** ***% of Average Loans***	~40 basis points	• Reflects continued normalization in consumer and year over year improvement in commercial
Income Statement	**Tax Rate** **Taxable-equivalent**	~24.5%	
Average Balances	**Loans**	$135 billion to $137 billion	• Growth in C&I, consumer, and residential mortgage, declines in CRE
Average Balances	**Deposits**	$162 billion to $164 billion	• Focus on growing customer deposits at reasonable cost
	CET1 Ratio	Target ~11% in 2025	• Share repurchase flexibility depending on RWA trends

M&T Bank Corporation | 12

Diversified Business Model with Fee Income Momentum Diversified Loan Portfolio with a History of Credit Outperformance Positive Recent Trends in Nonaccrual and Criticized Granular and Broad-Based Core Deposit Funding & Strong Liquidity Strong Capital and Low AOCI Impact High Quality Securities Portfolio Our Focus on the Fundamentals 13

Diversified Business Model

1Q25, % of Total M&T	Commercial Bank	Retail Bank	Institutional Services & Wealth Management	Total M&T
	Experienced teams provide a wide-range of credit, liquidity and capital markets solutions to meet our customer needs, delivered through a local engagement model and industry expertise on a national scale.	Strategically built for the communities in which we operate. High-touch, local sales and service model provides a low-cost, stable funding base, a long-tenured customer base, and the shared benefits of community growth and development.	**Institutional Services** Expanding on strength of its reputation for industry leading service and strong reputation with existing network of deal influencers. **Wealth Management** Provides planning-led advice, leveraging Wilmington Trust's national capabilities and the enhanced experience that LPL brings, to grow customers across the wealth continuum.	
Net Interest Income(1)	**$529 million** 31%	**$972 milion** 57%	**$171 million** 10%	***$1,707 million***
Fee Income	**$173 million** 28%	**$208 million** 34%	**$209 million** 34%	***$611 million***
Revenue	**$702 million** 30%	**$1,180 million** 51%	**$380 million** 16%	***$2,318 million***
Average Loans	**$79 billion** 58%	**$52 billion** 39%	**$4 billion** 3%	***$135 billion***
Average Deposits	**$46 billion** 28%	**$89 billion** 55%	**$19 billion** 12%	***$161 billion***
ROTA(2)	*1.18%*	*2.57%*	*12.01%*	*1.21%*
ROTCE(2)	*13.3%*	*30.5%*	*78.4%*	*12.5%*
Efficiency Ratio(2)	*50.0%*	*53.9%*	*56.5%*	*60.5%*

Note: 'All Other' category not shown above. Represents 2% ($35 million) of NII, 3% ($21 million) of fees, 2% ($56 million) of revenue, <0.25% (<$0.2 billion) of loans and 5% ($8 billion) of deposits.
(1) Net interest income is the difference between actual taxable-equivalent interest earned on assets and interest paid on liabilities by a segment and a funding charge (credit) based on the Company's internal funds transfer pricing methodology.
(2) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

M&T Bank Corporation 14

$2,417 2024 2025 34% 22% 13% 6% 8% 6% 10% Fee Income Momentum 15 • Consistent growth in noninterest income(1) over past year; 1Q25 results are a strong start to the year with 6% YoY growth or 11% also excluding the 1Q24 BLG distribution • Total noninterest income(1) represents 26% of total revenue(2), which is lower than peer median for 1Q25 as a result of top NIM; 30% of total revenue assuming M&T had peer median NIM • Began sub-servicing approximately $52 billion of additional residential mortgage loans in 1Q25 Noninterest Income Mix(1) 1Q25 Noninterest Income(1) Trust and Brokerage Mortgage Residential Mortgage Commercial Service Charges LOC & Credit- Related Credit Card & Merchant Other 1Q25 Noninterest Income(1) $611 million Diversified Fee Businesses Perform Across Cycles (1) Noninterest income excluding securities gains and losses. (2) Total revenue includes taxable-equivalent NII and noninterest income excluding securities gains and losses. Quarterly Annual ~7% $578 $592 $608 $639 $611 1Q24 2Q24 3Q24 4Q24 1Q25

Local Scale in Key Markets 16 Source: S&P Global Market Intelligence, FDIC Summary of Deposits (1) Weighted Average by County (2) Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV). M&T as of 3/31/2025, excludes two domestic branches outside of Northeast footprint. Household Income(1) ($,000’s) Peer 1 $89 Peer 2 $89 MTB $86 Peer 3 $85 Peer 4 $84 Peer 5 $81 Peer 6 $80 Peer 7 $77 Peer 8 $77 Peer 9 $75 Peer 10 $72 Peer 11 $72 Top Northeast Banks by Branches(2) Branches JPMorgan Chase & Co. 1,174 Bank of America Corp. 1,034 M&T Bank Corp. 953 Toronto-Dominion Bank 896 Citizens Financial Group 841 Wells Fargo & Co. 800 PNC Financial Services 681 Truist Financial Corp. 614 KeyCorp 417 Banco Santander SA 399 Dense Northeast network covers a geography with only a 300-mile radius but approximately 22% of U.S. population and 25% of GDP Community Banking Approach… …and Dense, Efficient Network Deposit Market Share(1) Peer 1 34 % Peer 2 28 % MTB 26 % Peer 3 25 % Peer 4 24 % Peer 5 18 % Peer 6 17 % Peer 7 16 % Peer 8 14 % Peer 9 14 % Peer 10 12 % Peer 11 8% …With Market Leading Franchises…

20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 1Q 25 —% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 1Q 25 —% 10% 20% 30% 40% 50% 60% Sources: S&P Global Market Intelligence Local Scale Leads to Superior Deposit Franchise Noninterest-bearing deposits represented 28% of 1Q25 average total deposits for M&T or 30% of total deposits excluding brokered, compared to 24% peer median 2005-1Q25 Average M&T 0.77% Peer Median 0.93% Difference (0.16)% Noninterest-Bearing Deposits / Total Deposits Total Cost of Deposits 17 M&T Peer Median Peer Range Total Cost of Deposits 1Q25 M&T Peer Median Peer Range 1.38% 1.63% 1.70% 1.72% 1.76% 1.77% 1.81% 1.87% 1.98% 2.00% 2.03% 2.04% Peer 1 Peer 2 MTB Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11

Diversified and Granular Deposit Base

Institutional Services & Wealth Management

- Consists primarily of Wealth and Institutional Services deposits
- **Wealth Management ($4B):** Average relationship tenure of 17 years; Average account size ~$178k
- **Institutional Services ($14B):** Average account size ~$1MM

All Other

- Consists predominantly of brokered deposits



Average Deposits
1Q25
All Other
$8.2B
Inst. Svcs.
& Wealth Mgmt.
$18.6B
Retail Bank
$88.9B
$161B
Commercial
Bank
$45.5B

Retail Bank

- Consists primarily of Consumer and Business Banking
- Deposits are spread across our 900+ branch network, spanning 12 states and Washington, DC
- **Consumer ($65B):** Average relationship tenure of 16 years; Average account size $14k
- **Business Banking ($21B):** Average relationship tenure of 13 years; Average account size $56k; ~43% operating balances
- **Other Businesses ($3B):** Primarily Mortgage

Commercial Bank

- Diversified across industries and geographies
- Average relationship tenure of 16 years
- Average account size $4MM; median $0.5MM
- ~61% operating balances

M&T Bank Corporation 18

262% 133% 12/31/2019 3/31/2025 C&I $49.5B 37% Cons. Real Estate $23.3B 17% Consumer $24.8B 18% Multifamily, $5.6B, 4% Retail, $4.5B, 3% Office, $4.0B, 3% Healthcare, $1.9B, 1% Hotel, $1.9B, 1% Industrial & Other, $2.2B, 2% Construction, $5.8B, 4% C&I - Owner Occ. $11.1B 8% Well Diversified Loan Portfolio (1) Regulatory CRE includes Construction (HC-C 1.a.(1) and HC-C 1.a.(2)), Multifamily (HC-C 1.d), non-owner occupied (HC-C 1.e.(2)) and non-real estate secured CRE (HC-C, Memo 2). Loan Portfolio Composition 3/31/2025 Regulatory CRE % of Tier 1 Capital + Allowance(1) Regulatory CRE Concentration as measured against Tier 1 Capital and Allowance has declined by ~129 percentage points since 2019 19 Permanent CRE, $20.1B, 15% $135B -129%

Source: S&P Global Market Intelligence and FRY9C. Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile (“QBP”). Average, max, and range are weighted FY1990-1Q25. Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy NCO % of Loans • Consistently conservative credit standards through economic cycles • Emphasis on secured lending: cash flow + collateral + guarantees • Customer selection, supported by local market knowledge • Working with customers to achieve best long-term outcome “Great Financial Crisis” 2001 Recession S&L Crisis While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.9% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses 20 COVID 19 Pandemic Avg Max Range MTB 0.34% 1.01% 0.88% Peer Median 0.57% 2.41% 2.23% Industry 0.80% 2.56% 2.31% M&T Peer Median Peer Range Industry 19 90 19 91 19 92 19 93 19 94 19 95 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 1Q 25 —% 1% 2% 3% 4% 5%

$ IN M IL LI O N S $138 $137 $120 $160 $114 0.42% 0.41% 0.35% 0.47% 0.34% NCO ($) Net Charge-off Ratio (%) 1Q24 2Q24 3Q24 4Q24 1Q25 $ IN M IL LI O N S $200 $150 $120 $140 $130 1Q24 2Q24 3Q24 4Q24 1Q25 $ IN M IL LI O N S $2,302 $2,024 $1,926 $1,690 $1,540 1.71% 1.50% 1.42% 1.25% 1.14% Nonaccrual Loans and Leases ($) Nonaccrual Loans and Leases (%) 1Q24 2Q24 3Q24 4Q24 1Q25 $ IN M IL LI O N S $2,191 $2,204 $2,204 $2,184 $2,200 1.62% 1.63% 1.62% 1.61% 1.63% Allowance for Credit Losses ($) Allowance for Credit Losses (%) 1Q24 2Q24 3Q24 4Q24 1Q25 Credit Metrics Nonaccrual Loans and Leases Net Charge-offs Provision for Credit Losses Allowance for Credit Losses 21

Criticized C&I and CRE Loans and Leases Criticized loans and leases decreased -$516 million QoQ: • C&I increased +$151 million – Driven predominantly by motor vehicle and recreational finance dealers • CRE decreased -$667 million – Permanent CRE -$591 million – Construction -$76 million • 96% of criticized accrual loans are current • 55% of criticized nonaccrual loans are current 22 $ IN B IL LI O N S $12.9 $12.1 $10.9 $9.9 $9.4 14.3% 13.5% 12.2% 11.2% 10.9% Criticized ($) Criticized % of C&I and CRE Loans 1Q24 2Q24 3Q24 4Q24 1Q25

High Quality Securities Portfolio

Securities Portfolio Composition

3/31/2025


Equity & Other
$1.0B
Municipal Bonds
$2.3B
Agency CMBS
$6.4B
$35B
Agency MBS
$16.9B
US Treasury
$8.5B

Highlights

- Securities of **$35.1B**; **17%** of total assets
- **~$4.1B** securities maturing[(1)] in remainder of 2025 with an average yield of **3.4%**
- Investment securities yield increased **12 bps** QoQ in 1Q25 to **4.0%**
- AFS and pension-related AOCI would have impacted the CET1 capital ratio by **+6 bps** at the end of 1Q25
- HTM debt securities represent **38%** of securities
- Agency MBS/CMBS and U.S. Treasurys represent **~91%** of securities portfolio

	Duration	Pretax Unrealized Gain/(Loss)
AFS	~2.5 years	$(8) million
HTM	~5.4 years	$(1,046) million
Total Debt Securities	~3.6 years	$(1,054) million

(1) Mortgage securities include estimated prepayment under market forward interest rates.

M&T Bank Corporation | 23

Strong Capital Levels Compared to Peers • Capital levels favorable to peers both as reported and when considering AOCI • Modest impact from including AOCI in regulatory capital(1) – 6 basis point positive impact to CET1 ratio at March 31, 2025 • Elected to opt into the 2025 Stress Test • Expect CET1 ratio to reach 11% in 2025 • Share repurchase flexibility, depending on RWA growth (1) Proposal would require regulatory capital to include unrealized gains / (losses) on AFS securities (no impact) and pension-related effects (+6 bps). CET1 Ratio incl. AOCI(1) 3/31/2025 Tangible Common Equity / Tangible Assets 3/31/2025 Highlights 24 11.6% 9.9% 9.7% 9.6% 9.5% 9.2% 9.1% 8.9% 8.9% 8.8% 8.3% 7.6% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 9.0% 8.4% 7.8% 7.8% 7.4% 7.3% 7.1% 6.8% 6.4% 6.3% 5.9% 5.9% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 +190 bps vs Peer Median +250 bps vs Peer Median

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns



Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis



Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Leading position in core markets



Strong Shareholder Returns

- 15-17% ROTCE[1]
- Robust dividend growth
- 8% TBV per share growth[2]

Source: FactSet, S&P Global, Company Filings.

Note: (1) ROTCE range comprises 5 years of the trailing 3-year ROTCE from 2019-2024, consistent with M&T's measurement of ROTCE for performance-based stock compensation. (2) TBV per share growth represents CAGR from 2019-2024.

M&T Bank Corporation | 25

Appendices 26

Appendix 1

GAAP to GAAP - Adjusted (Non-GAAP) Reconciliation

In millions	2020	2021	2022	2023	2024	1Q24	4Q24	1Q25
Revenues								
Net interest income - GAAP	$3,866	$3,825	$5,822	$7,115	$6,852	$1,680	$1,728	$1,695
Total other income - GAAP	2,088	2,167	2,357	2,528	2,427	580	657	611
Subtotal	5,955	5,992	8,179	9,643	9,279	2,260	2,385	2,306
Gain on CIT	—	—	—	(225)	—	—	—	—
Gain on MTIA	—	—	(136)	—	—	—	—	—
Revenues - GAAP Adjusted	$5,955	$5,992	$8,042	$9,418	$9,279	$2,260	$2,385	$2,306
Noninterest expense								
Noninterest expense - GAAP	$3,385	$3,612	$5,050	$5,379	$5,359	$1,396	$1,363	$1,415
Pension Plan Distribution Benefit	—	—	—	—	12	—	12	—
Redemption of Trust Preferred Obligations	—	—	—	—	(20)	—	(20)	—
Vacated Facility Write-downs	—	—	—	—	(27)	—	(27)	—
FDIC special assessment	—	—	—	(197)	(34)	(29)	—	—
Charitable contribution	—	—	(135)	—	—	—	—	—
Merger-related expense	—	(44)	(338)	—	—	—	—	—
Noninterest expense - GAAP Adjusted	$3,385	$3,568	$4,577	$5,182	$5,290	$1,367	$1,328	$1,415
PPNR								
Revenues - GAAP Adjusted	$5,955	$5,992	$8,042	$9,418	$9,279	$2,260	$2,385	$2,306
(Gain) loss on bank investment securities	9	21	6	(4)	(10)	(2)	(18)	—
Noninterest expense - GAAP Adjusted	(3,385)	(3,568)	(4,577)	(5,182)	(5,290)	(1,367)	(1,328)	(1,415)
Pre-provision net revenue	$2,579	$2,445	$3,471	$4,232	$3,979	$891	$1,039	$891

Note: M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of such notable items in reported results.

Tables in appendices may not foot due to rounding.

M&T Bank Corporation | 27

Appendix 2

GAAP to Net Operating (Non-GAAP) Reconciliation

In millions	2020	2021	2022	2023	2024	1Q24	4Q24	1Q25
Net income								
Net income - GAAP	$1,353	$1,859	$1,992	$2,741	$2,588	$531	$681	$584
Amortization of core deposit and other intangible assets (1)	11	8	43	48	42	12	10	10
Merger-related expenses (1)	-	34	431	-	-	-	-	-
Net operating income	1,364	1,900	2,466	2,789	2,630	543	691	594
Preferred stock dividends	(68)	(73)	(97)	(100)	(134)	(25)	(35)	(36)
Net operating income available to common equity	$1,296	$1,827	$2,369	$2,689	$2,496	$518	$656	$558

Note: M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

(1) After any related tax effect

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Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation 29 In millions 2020 2021 2022 2023 2024 1Q24 4Q24 1Q25 Efficiency ratio Noninterest expense $3,385 $3,612 $5,050 $5,379 $5,359 $1,396 $1,363 $1,415 Less: Amortization of core deposit and other intangible assets 15 10 56 62 53 15 13 13 Less: Merger-related expenses - 44 338 - - - - - Noninterest operating expense $3,370 $3,558 $4,656 $5,317 $5,306 $1,381 $1,350 $1,402 Taxable-equivalent net interest income $3,884 $3,840 $5,861 $7,169 $6,902 $1,692 $1,740 $1,707 Other income 2,088 2,167 2,357 2,528 2,427 580 657 611 Less: Gain (loss) on bank investment securities (9) (21) (6) 4 10 2 18 – Denominator $5,981 $6,028 $8,224 $9,693 $9,319 $2,270 $2,379 $2,318 Efficiency ratio 56.3% 59.0% 56.6% 54.9% 56.9% 60.8% 56.8% 60.5%

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 30 In millions 2020 2021 2022 2023 2024 1Q24 4Q24 1Q25 Average assets Average assets $135,480 $152,669 $190,252 $205,397 $211,220 $211,478 $211,853 $208,321 Goodwill (4,593) (4,593) (7,537) (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (21) (8) (179) (177) (120) (140) (100) (92) Deferred taxes 5 2 43 44 33 33 29 27 Average tangible assets $130,871 $148,070 $182,579 $196,791 $202,668 $202,906 $203,317 $199,791 Average common equity Average total equity $15,991 $16,909 $23,810 $25,899 $28,052 $27,019 $28,707 $28,998 Preferred stock (1,250) (1,438) (1,946) (2,011) (2,344) (2,011) (2,394) (2,394) Average common equity 14,741 15,471 21,864 23,888 25,708 25,008 26,313 26,604 Goodwill (4,593) (4,593) (7,537) (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (21) (8) (179) (177) (120) (140) (100) (92) Deferred taxes 5 2 43 44 33 33 29 27 Average tangible common equity $10,132 $10,872 $14,191 $15,282 $17,156 $16,436 $17,777 $18,074

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 31 In millions 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 03/31/2024 12/31/2024 03/31/2025 Total assets Total assets $142,601 $155,107 $200,730 $208,264 $208,105 $215,137 $208,105 $210,321 Goodwill (4,953) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (14) (4) (209) (147) (94) (132) (94) (93) Deferred taxes 4 1 51 37 28 34 28 26 Total tangible assets $137,998 $150,511 $192,082 $199,689 $199,574 $206,574 $199,574 $201,789 Total common equity Total equity $16,187 $17,903 $25,318 $26,957 $29,027 $27,169 $29,027 $28,991 Preferred stock (1,250) (1,750) (2,011) (2,011) (2,394) (2,011) (2,394) (2,394) Common equity 14,937 16,153 23,307 24,946 26,633 25,158 26,633 26,597 Goodwill (4,953) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (14) (4) (209) (147) (94) (132) (94) (93) Deferred taxes 4 1 51 37 28 34 28 26 Total tangible common equity $10,334 $11,557 $14,659 $16,371 $18,102 $16,595 $18,102 $18,065

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